UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 27, 2012

NetSpend Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300, Austin, Texas	78701-2582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(512) 532-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On October 24, 2007, Alexsam, Inc. (“Alexsam”) filed suit against the Company’s subsidiary NetSpend Corporation (“NetSpend”) in the District Court of Travis County, Texas, 419th Judicial District, asserting breach of a license agreement entered into between NetSpend and Alexsam in 2004 and seeking monetary damages, attorneys’ fees, costs and interest.  The license agreement was entered into by the parties following Alexsam’s assertion and subsequent dismissal without prejudice of a claim of patent infringement filed by Alexsam against NetSpend in 2003. The Company asserted counterclaims against Alexsam for breach of contract. In April 2010, the Company filed a motion for summary judgment, and following a hearing, the court denied the motion without substantive comment. In October 2010, Alexsam filed an amended petition, which added a claim by Alexsam that NetSpend fraudulently induced Alexsam to give up its prior patent infringement claims against NetSpend and enter into the license agreement.  In November 2010, the Company removed the case to the United States District Court for the Western District of Texas.  In January 2011, the federal court remanded the case back to the Travis County District Court for the 419th Judicial District for further proceedings.  In February 2011, the Company filed a motion for partial summary judgment on Alexsam’s fraudulent inducement claim.  Following a hearing, the court denied the motion.

On April 26, 2012, the Court granted Alexsam’s motion for a directed verdict on the question of whether the contract terminated by its own terms in March 2005. Such a termination would have resulted in royalties ceasing to accrue after the termination date. The trial concluded on April 27, 2012 and the jury found that NetSpend had breached its license agreement with Alexsam and awarded Alexsam $18 million in royalties for the period from March 2004 through December 31, 2011. This amount does not include prejudgment interest or attorneys’ fees, which the Company estimates could approximate an aggregate of $6.0 million. The jury found against Alexsam on its claim of fraudulent inducement. NetSpend plans to argue to the trial court that the amount of the jury’s verdict should be reduced through the application of a most favored nation pricing provision contained in the license and to appeal the jury’s verdict, and the judge’s ruling on Alexsam’s motion for a directed verdict regarding the contract termination question, after the judgment of the trial court is entered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

Date: April 30, 2012	By:	/s/ George W. Gresham
George W. Gresham
Chief Financial Officer